Exhibit 99

[LOGO]
Heartland Financial USA, Inc.

PRESS RELEASE

January 23, 2003


FROM:     Lynn B. Fuller - Chairman, President and CEO
          (563) 589-2105
          John K. Schmidt - Executive Vice President and CFO
          (563) 589-1994

RE:       Fourth Quarter 2002 Earnings

RELEASE:  Immediate


HEARTLAND FINANCIAL USA, INC. REPORTS A 22% INCREASE IN INCOME
FROM CONTINUING OPERATIONS DURING THE FOURTH QUARTER

(Dubuque, Iowa) Heartland Financial USA, Inc. (HTLF - OTC BB) today announced income from continuing operations for the fourth quarter of 2002 of $4.210 million, a $749 thousand or 22% increase over the $3.461 million recorded during 2001. A major contributor to the improved earnings was the $2.298 million or 17% growth in net interest income due primarily to growth in earning assets. Average earning assets went from $1.455 billion during the fourth quarter of 2001 to $1.563 billion during the same quarter in 2002, a change of $108 million or 7%. Noninterest income experienced a $1.397 million or 17% increase, primarily as a result of the $840 thousand increase in gains on sale of loans and the $360 thousand valuation adjustment on mortgage servicing rights. Noninterest expense was held to a $1.881 million or 12% increase.

The Eau Claire branch of Wisconsin Community Bank, a bank subsidiary of Heartland, was sold effective December 15, 2002. The effect of this discontinued operation on net income during the fourth quarter of 2002 was a gain of $1.896 million, or $.19 on a diluted earnings per common share basis. Net income totaled $6.106 million, or $.62 on a diluted earnings per common share basis, compared to $3.482 million, or $.36 on a diluted earnings per common share basis, during the same quarter in 2001. Return on common equity was 20.06% and return on assets was 1.39% for the fourth quarter of 2002. For the same period in 2001, return on equity was 13.20% and return on assets was .85%.

Chairman, President and Chief Executive Officer Lynn B. Fuller noted, "We are extremely pleased that Heartland was able to record double-digit growth in earnings for the third consecutive year. The results of management's efforts to improve net interest margin were reflected in this year's earnings. Also significant contributors to the improved earnings during 2002 were gains on sale of loans and service charges and fees. The 2002 results reinforce and encourage our community banking approach. Our management team remains focused on expanding the customer base in the markets we serve and looking for opportunities to enter new markets. Representative of this was the entrance into a new market at the beginning of 2003 by our bank subsidiary in New Mexico with the opening of a branch in Santa Fe."

For the year ended on December 31, 2002, net income increased $7.453 million or 65% when compared to the same period in 2001. Exclusive of the Eau Claire branch sale, income from continuing operations increased $5.461 million or 49%. Income from continuing operations totaled $16.590 million, or $1.68 on a diluted per common share basis, compared to $11.129 million, or $1.15 on a diluted per common share basis, during 2001. Return on common equity was 16.44% and return on assets was 1.13% for the year 2002 compared to 11.32% and .73%, respectively, for the year 2001.

The largest contributor to the improved earnings during the year 2002 was the $9.173 million or 18% growth in net interest income. Average earning assets went from $1.395 billion during 2001 to $1.498 billion during 2002, a change of $103 million or 7%. The $705 thousand or 17% decrease in provision for loan and lease losses also contributed to the improved earnings for 2002. Additionally, noninterest income experienced a $3.339 million or 11% increase, exclusive of securities gains and losses, including impairment losses on equity securities and trading account securities gains and losses, and valuation adjustments on mortgage servicing rights. In addition to gains on sale of loans, the other noninterest income category to reflect significant improvement was service charges and fees. Noninterest expense was held to a $4.438 million or 8% increase.

The Company's adoption of the provisions of Statement of Financial Accounting Standards ("FAS") No. 142, Goodwill and Other Intangible Assets, on January 1, 2002, discontinued the amortization of $9.507 million in unamortized goodwill. The Company's adoption of the provisions of FAS No. 147, Acquisitions of Certain Financial Institutions, on September 30, 2002, discontinued the amortization of $6.543 million in unamortized other intangibles retroactively to January 1, 2002. The amount of amortization expense recorded during the fourth quarter of 2001 on this goodwill and other intangibles was $264 thousand ($.03 on a diluted per common share basis). For the year 2001, amortization expense on this goodwill and other intangibles was $1.058 million ($.11 on a diluted per common share basis).

A majority of the $142 million or 9% growth in total assets since year-end 2001 occurred during the last half of the year. Loans and leases were $1.175 billion and deposits were $1.338 billion at the end of 2002, an increase of 6% and 11%, respectively, since year-end 2001. Commercial and agricultural loan growth was $92 million or 14% and $10 million or 7%, respectively, during 2002. A portion of this growth was offset by the $23 million or 14% decrease in the mortgage loan portfolio due to paydowns experienced as customers continued to refinance their mortgage loans into fifteen- and thirty-year fixed rate loans, which Heartland usually sells into the secondary market.

Net interest margin, expressed as a percentage of average earning assets, was 4.06% for the fourth quarter of 2002 compared to 4.12% during the third quarter of 2002 and 3.73% for the fourth quarter of 2001. The Company manages its balance sheet to minimize the effect a change in interest rates has on its net interest margin. The Company has been successful in the utilization of floors on its commercial loan portfolio to minimize the effect downward rates have on its interest income. If rates begin to edge upward, the Company will not see a corresponding increase in its interest income until rates have moved above the floors in place on these loans. Interest income as a percentage of average earning assets went from 7.15% during the fourth quarter of 2001 to 6.62% during the fourth quarter of 2002, a decline of 53 basis points. Additionally, on the liability side of the balance sheet, the Company has locked in some funding in the three- to five-year maturities as rates were at historical low levels. Interest expense as a percentage of average earning assets went from 3.42% during the fourth quarter of 2001 to 2.56% for the same quarter in 2002, a decline of 86 basis points.

The allowance for loan and lease losses at December 31, 2002, was 1.37% of loans and 359% of nonperforming loans, compared to 1.33% of loans and 180% of nonperforming loans, at year-end 2001. Nonperforming loans decreased to .38% of total loans and leases at December 31, 2002, compared to .73% of total loans and leases at December 31, 2001. The $3.553 million provision for loan losses made during 2002, a decrease of $705 thousand or 17% when compared to 2001, resulted primarily from a large recovery on a prior-year charge-off and the decrease in nonperforming loans.

Heartland is a $1.8 billion financial services company with six banks in Iowa, Illinois, Wisconsin and New Mexico:

     Dubuque Bank and Trust Company, with eight offices in
       Dubuque, Epworth, Farley and Holy Cross, Iowa
     Galena State Bank and Trust Company, with three offices in
       Galena and Stockton, Illinois
     First Community Bank, FSB, with three offices in Keokuk,
       Iowa and Carthage, Illinois
     Riverside Community Bank, with three offices in Rockford,
       Illinois
     Wisconsin Community Bank, with five offices in Cottage
       Grove, Middleton, Sheboygan, Green Bay and Monroe, Wisconsin New Mexico Bank and Trust, with nine offices in Albuquerque,
       Clovis and Santa Fe, New Mexico

Other subsidiaries include:

     ULTEA, Inc., a fleet leasing company with offices in Madison and Milwaukee, Wisconsin
     Citizens Finance Co., a consumer finance company with offices in Madison and Appleton, Wisconsin; Dubuque, Iowa;
       and Rockford, Illinois

Additional information about Heartland is available through our website at www.htlf.com.


This release may contain, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions. Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of September 11th, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems;
(vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions;
(x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                     For the Quarter Ended
                                          December 31,
                                     2002              2001
                                 ----------------------------

INCOME STATEMENT DATA
Interest income (tax equivalent
 adjusted)                       $   26,079        $   26,213
Interest expense                     10,093            12,525
                                 ----------        ----------
Net interest income                  15,986            13,688
Provision for loan and lease
 losses                               1,775             1,196
Noninterest income                    9,553             8,156
Noninterest expense                  17,015            15,134
Income tax expense                    2,070             1,798
Tax equivalent adjustment               469               255
                                 ----------        ----------
Income from continuing
 operations                           4,210             3,461
Discontinued operations
 Gain from operations of
 discontinued operations
 (including gain on disposal
 of $2,602)                           4,147                34
 Income tax expense                   2,251                13
                                 ----------        ----------
Gain on discontinued operations       1,896                21
                                 ----------        ----------
Net income                       $    6,106        $    3,482
                                 ==========        ==========

PER COMMON SHARE DATA
Earnings per common share
 - basic                         $     0.62        $     0.36
Earnings per common share
 - diluted                             0.62              0.36
Earnings per common share
 from continuing operations
 - basic(1)                            0.43              0.36
Earnings per common share
 from continuing operations
 - diluted(1)                          0.43              0.36
Adjusted earnings per common
 share - basic(2)                      0.62              0.39
Adjusted earnings per common
 share - diluted(2)                    0.62              0.38
Adjusted earnings per common
 share from continuing operations
 - basic(3)                            0.43              0.39
Adjusted earnings per common
 share from continuing
 operations - diluted(3)               0.43              0.38
Dividends declared per common
 share                                 0.10              0.10
Weighted average shares
 outstanding - basic              9,811,168         9,581,389
Weighted average shares
 outstanding - diluted            9,890,267         9,685,376

(1) Excludes the discontinued operations for the sale of our Eau Claire branch in the fourth quarter of 2002 and the related gain on sale.

(2) Excludes goodwill amortization discontinued with the adoption of FAS No. 142 on January 1, 2002, and the adoption of FAS
    No. 147 on September 30, 2002.

(3) Excludes goodwill amortization discontinued with the adoption of FAS No. 142 on January 1, 2002, and the adoption of FAS No. 147 on September 30, 2002,and the discontinued operations for the sale of our Eau Claire branch in the fourth quarter of 2002 and the related gain on sale.


HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                      For the Year Ended
                                          December 31,
                                     2002              2001
                                 ----------------------------

INCOME STATEMENT DATA
Interest income (tax equivalent
 adjusted)                       $  101,585        $  108,700
Interest expense                     42,332            58,620
                                 ----------        ----------
Net interest income                  59,253            50,080
Provision for loan and lease
 losses                               3,553             4,258
Noninterest income                   32,757            30,261
Noninterest expense                  62,771            58,333
Income tax expense                    7,523             5,530
Tax equivalent adjustment             1,573             1,091
                                 ----------        ----------
Income from continuing
 operations                          16,590            11,129
Discontinued operations
 Gain from operations of
 discontinued operations
 (including gain on disposal
 of $2,602)                           4,774               469
 Income tax expense                   2,497               184
                                 ----------        ----------
Gain on discontinued operations       2,277               285
                                 ----------        ----------
Net income                       $   18,867        $   11,414
                                 ==========        ==========

PER COMMON SHARE DATA
Earnings per common share
 - basic                         $     1.93        $     1.19
Earnings per common share
 - diluted                             1.91              1.18
Earnings per common share
 from continuing operations
 - basic(1)                            1.69              1.16
Earnings per common share
 from continuing operations
 - diluted(1)                          1.68              1.15
Adjusted earnings per common
 share - basic(2)                      1.93              1.27
Adjusted earnings per common
 share - diluted(2)                    1.91              1.26
Adjusted earnings per common
 share from continuing operations
 - basic(3)                            1.69              1.27
Adjusted earnings per common
 share from continuing
 operations - diluted(3)               1.68              1.26
Dividends declared per common
 share                                 0.40              0.37
Weighted average shares
 outstanding - basic              9,791,549         9,602,520
Weighted average shares
 outstanding - diluted            9,855,614         9,705,487

(1) Excludes the discontinued operations for the sale of our Eau Claire branch in the fourth quarter of 2002 and the related gain on sale.

(2) Excludes goodwill amortization discontinued with the adoption of FAS No. 142 on January 1, 2002, and the adoption of FAS
    No. 147 on September 30, 2002.

(3) Excludes goodwill amortization discontinued with the adoption of FAS No. 142 on January 1, 2002, and the adoption of FAS
    No. 147 on September 30, 2002, and the discontinued operations for the sale of our Eau Claire branch in the fourth quarter of 2002 and the related gain on sale.


HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                     For the Quarter Ended
                                          December 31,
                                     2002              2001
                                 ----------------------------

AVERAGE BALANCES
Assets                           $1,740,807        $1,627,582
Loans and leases, net of
 unearned                         1,170,711         1,081,313
Deposits                          1,311,427         1,203,931
Earning assets                    1,562,850         1,454,730
Stockholders' equity                120,792           104,679

EARNINGS PERFORMANCE RATIOS
Return on average assets              1.39%             0.85%
Return on average equity             20.06             13.20
Net interest margin                   4.06              3.73
Net interest margin, excluding
 fleet leasing company debt           4.13              3.84
Efficiency ratio                     66.78             69.32
Efficiency ratio, banks only         55.80             60.29

NONINTEREST INCOME
Service charges and fees         $    1,839        $    1,641
Trust fees                              800               837
Brokerage commissions                   206               141
Insurance commissions                   230               217
Securities gains, net                    61                13
Gain (loss) on trading account
 securities                              94                93
Rental income on operating leases                       3,489
3,955
Gain on sale of loans                 2,078             1,238
Valuation adjustment on
 mortgage servicing rights              360                 -
Impairment loss on equity
 securities                               -              (318)
Other noninterest income                396               339
                                 ----------        ----------
Total noninterest income         $    9,553        $    8,156

NONINTEREST EXPENSE
Salaries and employee benefits   $    7,716        $    6,448
Occupancy                               867               697
Furniture and equipment                 878               830
Depreciation on equipment
 under operating leases               2,801             3,066
Outside services                      1,300               937
FDIC deposit insurance
 assessment                              52                53
Advertising                             678               413
Goodwill and core deposit
 intangibles amortization               124               418
Other noninterest expenses            2,599             2,272
                                 ----------        ----------
Total noninterest expense        $   17,015        $   15,134


HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                     For the Year Ended
                                          December 31,
                                     2002              2001
                                 ----------------------------

AVERAGE BALANCES
Assets                           $1,671,614        $1,558,332
Loans and leases, net of
 unearned                         1,124,032         1,069,072
Deposits                          1,252,174         1,152,757
Earning assets                    1,498,164         1,395,189
Stockholders' equity                114,740           100,836

EARNINGS PERFORMANCE RATIOS
Return on average assets              1.13%             0.73%
Return on average equity             16.44             11.32
Net interest margin                   3.96              3.59
Net interest margin, excluding
 fleet leasing company debt           4.04              3.72
Efficiency ratio                     68.81             73.98
Efficiency ratio, banks only         57.68             64.21

NONINTEREST INCOME
Service charges and fees         $    8,089        $    6,308
Trust fees                            3,407             3,148
Brokerage commissions                   658               615
Insurance commissions                   765               807
Securities gains, net                   790             1,489
Gain (loss) on trading account
 securities                            (598)             (417)
Rental income on operating leases    14,602            15,446
Gain on sale of loans                 4,656             2,738
Valuation adjustment on
 mortgage servicing rights             (469)                -
Impairment loss on equity
 securities                            (267)             (773)
Other noninterest income              1,124               900
                                 ----------        ----------
Total noninterest income         $   32,757        $   30,261

NONINTEREST EXPENSE
Salaries and employee benefits   $   28,571        $   25,182
Occupancy                             3,178             3,014
Furniture and equipment               3,273             3,144
Depreciation on equipment
 under operating leases              11,555            11,805
Outside services                      4,318             3,433
FDIC deposit insurance
 assessment                             209               208
Advertising                           1,917             1,588
Goodwill and core deposit
 intangibles amortization               495             1,672
Other noninterest expenses            9,255             8,287
                                 ----------        ----------
Total noninterest expense        $   62,771        $   58,333

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                     As of          As of
                                  December 30,   December 31,
                                     2002           2001
                                 ----------------------------

BALANCE SHEET DATA
Total assets                     $1,785,979        $1,644,064
Securities                          390,815           325,217
Total loans and leases            1,175,236         1,105,205
Allowance for loan &
 lease losses                        16,091            14,660
Total deposits                    1,337,985         1,210,159
Long-term debt                      161,379           143,789
Total stockholders' equity          124,041           107,090

PER COMMON SHARE DATA
Book value per common share      $    12.60        $    11.06
FAS 115 effect on book value
 per common share                      0.43              0.37

LOAN AND LEASE DATA
Commercial and commercial
 real estate                     $  743,520        $  651,479
Residential mortgage                145,931           168,912
Agricultural and agricultural
 real estate                        155,596           145,460
Consumer                            120,853           127,874
Direct financing leases, net         12,308            15,570
Unearned discount and deferred
 loan fees                           (2,972)           (4,090)
                                 ----------        ----------
Total Loans and Leases           $1,175,236        $1,105,205
                                 ==========        ==========

ASSET QUALITY
Nonaccrual loans                 $    3,944        $    7,623
Restructured loans                        -                 -
Loans past due ninety days or
 more as to interest or
 principal payments                     541               500
Other real estate owned                 452               130
Other repossessed assets                279               343
                                 ----------        ----------
Total nonperforming assets       $    5,216        $    8,596
                                 ==========        ==========

ALLOWANCE FOR LOAN AND
 LEASE LOSSES
Balance, beginning of period     $   14,660        $   13,592
Provision for loan and lease
 losses continuing operations         3,553             4,258
Provision for loan and lease
 losses discontinued operations        (329)               25
Loans charged off                    (3,203)           (3,757)
Recoveries                            1,410               542
Additions related to
 acquisitions                             -                 -
                                 ----------        ----------
Balance, end of period           $   16,091        $   14,660
                                 ==========        ==========

ASSET QUALITY RATIOS
Ratio of nonperforming loans
 to total loans & leases              0.38%             0.73%
Ratio of nonperforming assets
 to total assets                      0.29              0.52
Ratio of net loan chargeoffs
 to average loans and leases          0.16              0.30
Allowance for loan losses as
 a percent of loans                   1.37              1.33
Allowance for loan and leases
 to nonperforming loans and
 leases                             358.77            180.47